                                                                   EXHIBIT 10.33

                                  OFFICE LEASE

     THIS LEASE made this 07 day of January, 2000, by and between 417 NORTH EIGHTH STREET ASSOCIATES, a Pennsylvania Limited Partnership (hereinafter called "Landlord") and i-frontier corp., a Pennsylvania corporation (hereinafter called "Tenant").

                              W I T N E S S E T H:

     1. Demised Premises; Use. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant, and Tenant rents from Landlord, the space (hereinafter referred to as the "Demised Premises"), consisting of 19,030 rentable square feet as shown on the plan attached hereto as Exhibit "A" which constitutes all of the rentable square feet on the second floor of the commercial/office building (hereinafter referred to as the "Building") known as 417 North Eighth Street (or such other name as Landlord may from time to time designate), Philadelphia, Pennsylvania. The Demised Premises may be used by Tenant for an advertising agency and for general office use and for no other purpose. The parcel of land (the "Land") on which the Building is situate is described by metes and bounds on Exhibit "B" hereto.

     2.   Term.

           (a) Duration. The initial term of this Lease shall commence on the date of Substantial Completion as defined in subparagraph 2(b) hereof (provided that if Tenant shall commence business operations within any portion of the Demised Premises prior to the foregoing date, the initial term shall commence when Tenant commences such business operations). Tenant will initially lease 15,509 square feet of the second floor as shown on Exhibit "A" as "First Phase" for a term of 6 years. The date of Substantial Completion for the 15,509 square foot space is hereafter called the "First Commencement Date". On the date which is 360 days after the First Commencement Date ("Second Commencement Date") the Demised Premises shall be increased by 3,522 rentable square feet as shown on Exhibit A as "Second Phase". The term for the Second Phase shall be 5 years. The terms and conditions of this Lease shall apply to the Second Phase space after the Second Commencement Date.

           (b) Substantial Completion. The term "Substantial Completion" shall mean that state of completion of the Demised Premises which will allow Tenant to utilize the Demised Premises for their intended purpose (including the availability of required utility services) without material interference to the customary business activities of Tenant by reason of the completion of Tenant's Work (as hereafter defined).
           (c) Acceptance. Tenant agrees to accept the Demised Premises finished as provided in the plans and specifications attached as Exhibit "A" hereto without any obligations on the part of Landlord to perform any further work therein.

     3.   Minimum Rent.

           (a) Minimum rent for the Demised Premises shall accrue at the following annual rates for the following lease years:

                   Lease Year                          Minimum Annual Rent
                   ----------                          -------------------
                  Up to 360 days                           $ 169,048.10
                  After 360 days                           $ 207,427.00
                        2                                  $ 207,427.00
                        3                                  $ 207,427.00
                        4                                  $ 207,427.00
                        5                                  $ 207,427.00
                        6                                  $ 207,427.00
The phrase "lease year" as used herein shall mean each annual period commencing on the First Commencement Date and each anniversary of the First Commencement Date. The aforesaid minimum rent shall be payable during the term hereof, in advance, in equal monthly installments of one-twelfth of the annual amount, the first installment to be payable on the date hereof and applied to the first day of the first month following the First Commencement Date and subsequent installments to be payable on the first day of each successive month of the term hereof. If the First Commencement Date is other than the first day of a month, Tenant shall pay rent for such portion of the month at a time when the first monthly installment is due and rent for such portion of a month shall be pro-rated.
           (b) All rent, additional rent and other sums due to Landlord hereunder shall be payable at the office of Landlord at 642 N. Broad Street, Philadelphia, Pennsylvania, 19130, or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant, without demand

(except to the extent demand or notice shall be expressly provided for herein).
           (c) If Landlord, at any time or times, shall accept said rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Landlord's rights hereunder.
           (d) All sums payable by Tenant under this Lease, whether or not stated to be rent or additional rent, shall be collectible by Landlord as additional rent, and in default in payment thereof Landlord shall have the same rights and remedies as for failure to pay rent (without prejudice to any other right or remedy available therefor).

     4.   Increases in Taxes and Certain Operating Expenses.
           (a) Definitions. As used in this Paragraph 4, the following terms shall be defined as hereinafter set forth:
               (i) "Taxes" shall mean all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building and Land. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein.
               (ii) "Tenant's Tax Share" is a fraction (the "Fraction") where the numerator is the total number of rentable square feet in the Demised Premises (19,030) and where the denominator is the total number of rentable square feet in the entire Building (91,610). The Fraction expressed as a percentage is 20.77%.
               (iii) "Base Year for Operating Expenses shall mean the calendar year 1999.
               (iv) "Tenant's Expense Share" shall be the Fraction.
               (v) (1) "Operating Expenses" shall mean the actual expenses paid or incurred by Landlord (in general conformity with reasonable marketplace standards) in respect of the operation, maintenance and management of the Building and Land (after deducting any reimbursement, discount, credit, reduction or other allowance received by or owing to Landlord) and shall include, (A) costs of independent contractors and employees hired for the operation, maintenance and repair of the Building and related facilities and amenities on the Land; (B) costs of electricity, steam, water, fuel, heating, lighting, air conditioning, sewer and other utilities chargeable to the operation and maintenance of the Building; (C) cost of insurance for and relating to the Building and Land, including fire and extended coverage (or such greater coverage as Landlord may elect to carry), elevator, boiler, sprinkler leakage, water damage, public liability and property damage, plate glass, and rent protection, but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building because of extra risk which are reimbursed to Landlord by such other occupants; (D) costs of supplies; (E) costs of window cleaning, security services, landscaping, snow and ice removal and painting; (F) sales or use taxes on supplies and services; (G) reasonable accounting fees of outside certified public accountants; and (H) without limiting any of the foregoing, any other expense or charge, which, in accordance with sound accounting and management principles generally accepted with respect to first-class buildings in Philadelphia, would be construed as an operating expense. The term "Operating Expenses" shall not include: (A) the cost of redecorating or repairing, or special cleaning or other services, not provided on a regular basis to tenants of the Building but shall include all repairs and other services made available to all tenants in the Building; (B) the cost of any new or replacement item, which by standard accounting practice, should be capitalized;
           (C) any charge for depreciation, interest or rents paid or incurred by Landlord; (D) any charge for Landlord's income tax, excess profit tax, franchise tax or similar taxes on Landlord's business; (E) leasing commissions plus cost of procuring new tenants; (F) real estate taxes; (G) salaries of Landlord's officers or employees except for those working within the Building.
           (b) Share of Taxes. For and with respect to each calendar year within which the term of this Lease (and any renewal or extension thereof) falls, there shall accrue, as additional rent, Tenant's Tax Share of the excess, if any, of Taxes for such year over the Taxes for the year 1999. Tenant's share of Taxes shall not include any amount for interest or penalties. Such additional rent shall be prorated on a per diem basis for any partial calendar year included within the beginning and end of the term. Said additional rent shall be paid during each calendar year in one or more installments, as Landlord shall determine, within thirty (30) days after receipt from Landlord of a statement or statements of the amount due, but in no event shall any payment on account of Taxes be due more than sixty (60) days prior to the last date the underlying tax (or component thereof) upon which Tenant's share is based is due to the taxing authority at a discount. Landlord shall bill Tenant for its share of increases in Taxes based upon the amount of Taxes Landlord actually intends to pay or has paid.
           (c) Final Determination. For purposes of Paragraph 4(b) above, any assessment upon which Tenant's share of Taxes is based shall be deemed to be the amount initially assessed and paid by Landlord until such time as a refund, rebate or increase, if any (retroactive or otherwise), shall be finally determined to be due, and upon such final determination, Landlord shall promptly notify Tenant of the amount, if any, due to Tenant or Landlord, as the case may be, as a result of the adjustment, and appropriate payment to Landlord or Tenant, as the case may be, shall thereafter be promptly made. Landlord shall have no duty to Tenant to contest, appeal or otherwise challenge any Taxes. However, Landlord agrees to listen to and consider any request by Tenant to contest or appeal any Taxes, but Landlord shall remain free to determine in its sole discretion whether or not to so contest or appeal. In the event of any reduction in Taxes by reason of legal or other action taken by Landlord in contest of same, there shall be added to and be deemed a part of the Taxes in question the amount of Landlord's legal and other costs and expenses in obtaining the reduction (but not an amount in excess of the tax savings).
           (d) Comparative Statements. Landlord shall furnish to Tenant, contemporaneously with the furnishings of billings to twenty (20) days after receipt by Tenant of such statement. Tenant shall also make payments to Landlord, on account of the Operating Expense Increase for the then current calendar year, as follows:
           (A) On the first day of the first month following receipt by Tenant of the annual comparative statement, Tenant shall pay to Landlord an amount equal to the Monthly Increase multiplied by the number of months fully or partially elapsed in the current calendar year (including the month in which the payment is made);
           (B) Commencing on the first day of the second month following receipt by Tenant of the annual comparative statement, and continuing until the receipt by Tenant of the next annual comparative statement, the minimum monthly installments of rent due hereunder shall be increased by an amount equal to the Monthly Increase.
     Any overpayment by Tenant of additional rent due on account of the Operating Expense Increase shall be adjusted by a credit to Tenant given against the monthly payments on account of Operating Expense next falling due after determination of overpayment and those monthly payments shall resume when Tenant has been fully reimbursed for such overpayment by such credits.
           (g) Optional Billing for Operating Expenses. At Landlord's option, exercisable with respect to any one or more calendar years during the term of this Lease (including the first calendar year following the Base Year for Operating Expenses), Landlord may include, within the comparative statement furnished to Tenant pursuant to subparagraph (f) above, Landlord's good faith estimate of Operating Expenses for the then current calendar year, and the estimated annual Operating Expense Increase based thereon. In such case, the "Monthly Increase", as used in subparagraph (f) above for the computation of Tenant's payments on account of the Operating Expense Increase for the current year, shall be equal to one-twelfth of the aforesaid estimated Operating Expense Increase.
           (h) Disputes. The information set forth on each comparative statement furnished to Tenant as provided above shall be deemed approved by Tenant unless, within ninety (90) days after submission to Tenant, Tenant shall notify Landlord that it disputes the correctness thereof, specifying the basis for such assertion. Pending the resolution of any dispute, however,

Tenant shall continue to make payments in accordance with the information contained in the comparative statement. Landlord agrees to promptly provide to Tenant, upon request, extracts from Landlord's books and records which are relevant to any items in dispute and if Tenant so desires, it may audit Landlord's books and records to verify the comparative statement.
           (i) Cost Saving Expenditures. If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Operating Expenses, applicable to leased space generally, then the costs for same shall be included in Operating Expenses. The costs of capital equipment or capital expenditures are so to be included in Operating Expenses for the calendar year in which the costs are incurred and subsequent calendar years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Operating Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate of First Union National Bank at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Operating Expenses, then the rental and other costs paid pursuant to such leasing shall be included in Operating Expenses for the calendar year in which they were incurred.
           (j) Survival After Termination. If, upon termination of this Lease for any cause, the amount of any additional rent due pursuant to this Section 4 has not yet been determined, an appropriate payment from Tenant to Landlord, or refund from Landlord to Tenant, shall be made within 60 days after such determination.

     5.   Improvement of the Demised Premises.
           (a) Tenant's Plans. Landlord has prepared at its expense complete and final architectural working drawings and specifications ("First Phase Tenant's Improvement Plans") for the construction and finishing of the First Phase of the Demised Premises for Tenant's occupancy. Tenant's Improvement Plans are annexed hereto as Exhibit "A" and are in conformity with all applicable laws and regulations of public authorities. The work required to be performed pursuant to First Phase Tenant's

Improvement Plans is herein sometimes referred to as "Tenant Work".
           (b) Landlord to Perform Work; Substantial Completion Date. Landlord shall cause the Tenant Work to be completed. The Tenant Work shall be performed in a good and workmanlike manner and in compliance with all applicable laws. Landlord shall maintain, at its sole cost and expense, during the construction period a policy of "All Risk" Builders Risk Insurance in standard Pennsylvania form. Landlord shall use its best efforts to ensure that Substantial Completion with respect to the Tenant Work has occurred no later than seventy-five (75) days after the date of this lease; however, Landlord shall not have any liability or responsibility for incidental or consequential damages in the event the contractors retained by Landlord do not perform the Tenant Work to Substantial Completion by such date. Should delay be caused by strikes, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of Landlord and its contractors, then the date for Substantial Completion shall be delayed by the period of delay due to such circumstances. Should Landlord not Substantially Complete the Tenant Work by a date which is 105 days after the date of this Lease, Tenant may terminate this Lease by notice to Landlord which is given prior to Substantial Completion. Upon Substantial Completion of the Tenant Work by Landlord, representatives of Landlord and Tenant shall inspect the Demised Premises and shall cooperate in producing and signing a punch list identifying Tenant Work which either has not been completed or which has not been completed properly, and Landlord shall cause all items on such agreed punch list to be diligently completed or corrected.
           (c) Charges for Work. The cost of all work and materials performed, furnished or installed as part of Tenant Work shall be paid for by Landlord. Tenant agrees to pay directly to the contractors hired by Landlord or any other parties entitled to payment any costs for work ordered by Tenant in excess of Tenant Work. If Landlord fails to Substantially Complete the Tenant Work in a timely manner as specified herein, then Tenant shall be entitled to give Landlord notice of such failure to timely complete and Tenant shall have the right, but not the obligation, to complete the Tenant Work and Tenant shall be entitled to offset the costs required to complete the Tenant.

Work against amounts due to Landlord hereunder.
           (d) Liability for Defects in Tenant Work. Landlord shall be responsible for defects or deficiencies in the Tenant Work, unless such defects or deficiencies are caused by Tenant, for a period of one year following the Commencement Date. Latent defects or deficiencies shall be the responsibility of Landlord when discovered.
           (e) Allowance for Subsequent Phases. Landlord, at its cost, shall provide Tenant with space planning services for the Second and Third Phase when requested by Tenant. Landlord will provide Tenant an allowance of $22.00 per square foot for tenant improvements in the Second Phase, which shall be paid to Landlord's contractor as work is completed on the Second Phase space.

     6.   Services. Landlord agrees that it shall provide services as follows:
           (a) Access. Landlord shall furnish to Tenant's employees, agents and invitees access to the Demised Premises at all times (7 days per week/24 hours per day), subject to compliance with such reasonable security measures as shall from time to time be in effect for the Building.
           (b) Janitorial. Landlord shall not provide janitorial services to the Demised Premises. Any and all janitorial service desired by Tenant may be contracted for by Tenant directly with the janitorial personnel currently servicing the Building, or other janitorial personnel approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and the cost and payment thereof shall be and remain the sole responsibility of Tenant.
           (c) Repairs. Landlord shall make any structural repairs to the Building, all repairs which may be needed to the mechanical, electrical and plumbing systems servicing the Demised Premises (excluding repairs to any portion of the ventilating and air conditioning system which is located within the Demised Premises). However, Landlord shall also make any repairs to such system within the Demised Premises if such repair is necessary due to the negligence or fault of Landlord or its agents or employees. In the event that any repair is required by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person for whose behavior Tenant is legally liable and who is using the Demised Premises or Building with Tenant's consent, express or implied, Landlord may make such repair and add the cost thereof to the first installment of rent which will thereafter become due.
           (d) Water. Landlord shall provide hot and cold water for drinking, lavatory, toilet, and ordinary cleaning purposes to be drawn from the bathrooms or other approved fixtures on the second floor.
           (e) Public Areas. Landlord shall keep and maintain the public areas and facilities of the Building clean and in good working order, and the sidewalks adjoining the Building in good repair and free from accumulations of snow and ice.
           (f) Electricity. Landlord shall furnish the Demised Premises with electric current for lighting and normal office use for Tenant's type of business as currently outfitted and for heating and air-conditioning. However, the cost of such electric current shall be chargeable to and paid by Tenant. The charges for electric current shall be payable as additional rental upon receipt of bills from Landlord at the G.S. rates of Philadelphia Electric Company prevailing from time to time for similar service and in accordance with the readings of a separate demand register KW/KWH meter for the Demised Premises which will be installed by Landlord as a part of Tenant Work. Tenant shall not install or operate in the Demised Premises any electrically operated equipment or other machinery, which will use more than 3 1/2 watts per square foot of leased space, without first obtaining the prior written consent of Landlord.
           (g) Heat. Landlord shall furnish the Demised Premises with heat which shall cause the Demised Premises to be no less than 68DEG. F unless weather conditions are so severe that normal equipment used in Philadelphia cannot perform at that level. Tenant shall reimburse Landlord for its share of the cost of the fuel consumption for the entire Building which shall be computed by taking the total amount of fuel metered for the entire Building and multiplying that sum by the Fraction. Such amounts shall be billed to Tenant not more often than monthly following the receipt of bills by Landlord for fuel and Tenant shall pay such bills (which shall constitute additional rent) within five
(5) days after receipt by Tenant.
           (h) Directory. Landlord shall maintain a directory of tenants in the lobby area of the Building, on which shall be listed the name of the Tenant and its organizational divisions and executive officers.
           (i) Trash. Landlord will provide trash containers at the common loading dock area of the Building. Tenant must deposit trash in those containers. Landlord shall make arrangements to have such trash removed on a regular basis and shall bill Tenant for the cost and expense of trash removal. Trash may not be left in any other common area of the Building.

     7. Limitation Regarding Services. Landlord reserves the right, without any liability to Tenant, and without being in breach of any covenant of this Lease, to interrupt or suspend service of any of the heating, ventilating, air-conditioning, electric, gas, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary by reason of accidents (which are not caused by the negligence or other fault of the Landlord, its agents, servants or employees), emergencies, strikes, or the making of repairs or changes which Landlord is required by this lease or by law to make or in good faith deems advisable, or by reason of difficulty in securing proper supplied of fuel, steam, water, electricity, gas, labor or supplies, by reason of making renovations to other portions of the Building, or by reason of any cause beyond Landlord's reasonable control, including without limitation mechanical failure and governmental restrictions on the use of materials or the use of any of the Building systems. In each instance, however, Landlord shall exercise its best reasonable efforts to eliminate the cause of interruption and to effect restoration of service as promptly as possible, and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such interruption. Tenant shall not be entitled to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of the Tenant be affected or reduced by reason of the interruption, stoppage or suspension of any of the Building systems or services arising out of the causes set forth in this paragraph. However, should Tenant be prevented from operating its normal business for a period of more than three (3) consecutive days due to circumstances entirely under Landlord's control, such as making renovations not required by law, the rent shall abate until Tenant can resume normal business operations.

     8. Care of the Demised Premises. Tenant agrees that it shall comply with the following requirements:
           (a) Governmental Requirements. Tenant shall comply at all times with any and all Federal, state and local statutes, regulations, ordinances, and other requirements of any of the constituted public authorities, and of all insurance underwriters, relating to its use and occupancy of the Demised Premises provided that they are not contrary to the terms of this Lease. Likewise, Landlord shall comply at all times with all of the above laws and requirements relating to the Building, exclusive of the Demised Premises.
           (b) Access. Tenant shall give Landlord access to the Demised Premises at all reasonable times, without charge or diminution of rent, and upon reasonable prior notice (except that no prior notice shall be required in an emergency), to enable Landlord: (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) to show the Demised Premises to prospective mortgagees and purchasers, and, during the six (6) month period prior to expiration of the term hereof, to prospective tenants. Except in the case of emergency, any such repairs, additions and alterations made by Landlord in the Demised Premises shall be made during non-business hours or in such manner as not to unreasonably interfere with the conduct of Tenant's business, unless required by virtue of Tenant's negligence or fault. Any showing of the Demised Premises to prospective mortgagees, tenants, or purchasers shall be done so as not to unreasonably interfere with Tenant's business.
           (c) Condition. Tenant shall keep the Demised Premises in safe, good order and condition generally and replace all glass broken by Tenant, its agents, employees or invitees, with glass of the same quality as that broken (except for glass broken by fire and extended coverage type risks), and shall commit no waste on the Demised Premises. In addition Tenant shall keep the ventilating and air conditioning system in the Demised Premises in good order and repair and with respect to the ventilating and air conditioning system shall have regular maintenance performed on such system. It is understood that Tenant is responsible for keeping in repair the portion of such systems which serve the Demised Premises and are located in the common areas and on the rooftop of the Building. All manufacturers and suppliers warranties for the aforementioned systems shall extend to Tenant during the term of this Lease. Also, Tenant shall maintain the Demised Premises in a sufficiently sanitary condition so that vermin are not attracted to the Demised Premises. Tenant agrees that it will only use mini-blinds as a window covering and not any other type of window treatment.
           (d) Surrender. Upon the termination of this Lease for any cause whatsoever, Tenant shall remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as at the inception of the term of this Lease (or in such condition as the same hereafter may be improved by Landlord or Tenant), reasonable wear and tear, damage by fire or other casualty and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease shall be considered abandoned and Landlord may, upon ten (10) days' notice to Tenant, dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant.
           (e) Signs. Tenant may place no sign on the exterior of the Building or the Demised Premises or that is visible from outside the Demised Premises.
           (f) Care; Insurance. Tenant shall not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium).
           (g) Alterations; Additions. Tenant shall not make any alterations of or additions to the Demised Premises without the prior written approval of Landlord (except for work of a decorative nature). Said approval shall not be unreasonably withheld, conditioned or delayed for nonstructural interior alterations, provided reasonably detailed plans and specifications for the work are furnished to Landlord. All such alterations and additions, as well as all fixtures, equipment, improvements and appurtenances installed in the Demised Premises at the inception of the term of this Lease (but excluding Tenant's trade fixtures) shall, upon installation, become and remain the property of Landlord and shall be maintained by Tenant during the term hereof, and any renewals and extensions thereof, in the same good order and repair in which the Demised Premises are generally required to be maintained. Tenant shall, at the expiration of the term hereof, remove Tenant's trade fixtures and other personal property which can be removed without damage to the Demised Premises and shall likewise remove such other items as Landlord shall, as a condition to giving its consent for installation, designate for removal by Tenant upon expiration of the term hereof (and in such case Tenant shall be obligated to restore any damage caused thereby). All alterations and additions by Tenant shall be performed in accordance with the plans and specifications therefor submitted to Landlord, in a good and workmanlike manner and in conformity of all laws, regulations, rules, ordinances and other requirements of any governmental or quasigovernmental authorities having jurisdiction.
           (h) Rules and Regulations. Tenant shall observe the rules and regulations annexed hereto as Exhibit "C", as the same may from time to time be amended by Landlord for the general safety, comfort and convenience of occupants and tenants of the Building, provided that such rules and regulations are not contrary to the terms and conditions of this Lease.
           (i) System Changes. Tenant shall not exceed the capacity of any of the electrical conductors and equipment in the Demised Premises or Building and shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements or additions to (or which might cause damage to) the plumbing system, heating system, air-conditioning system or the electrical system servicing the Demised Premises or any other portion of the Building without prior written consent of the Landlord, which consent shall not be unreasonably withheld, and in the event such consent is granted, all costs in connection with such replacements, changes, or additions shall be paid for by Tenant in advance. Landlord represents and warrants that the systems in the Demised Premises are sufficient to accommodate Tenant's business operation as currently outfitted.

           (j) Pets. Tenant shall be permitted to bring two dogs into the Demised Premises. The dogs may not enter the Building through the lobby or passenger elevators but must enter the Demised Premises through the fire tower stairs which are accessed from outside the Building and not through the lobby. Should any other tenants make legitimate complaints about the behavior of the dogs, Tenant will no longer be permitted to bring them in to Building. The dogs will not be walked on the Land (except for ingress and egress to the Demised Premises) and Tenant shall make sure that the dogs cause no inconvenience or annoyance to other tenants of the building and their invitees.

     9.   Subletting and Assigning; Mortgaging

           (a) General Restrictions. Tenant shall not assign this Lease. Tenant may sublet all (but not part) of the Demised Premises after first obtaining Landlord's prior written consent thereto, which consent will be based on the standards set forth in Section 9(c) hereof and, if given, will not release Tenant from its obligations hereunder and will not be deemed a consent to any further subletting. If Landlord consents to any such subletting it shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sublease, in form and substance approved by Landlord, be furnished to Landlord. Tenant shall not mortgage or encumber this Lease. Tenant may, upon written notice to Landlord, and without the consent of Landlord sublet the Demised Premises to its parent, subsidiaries or affiliates. Notwithstanding anything in this Lease to the contrary, Tenant may assign this Lease without Landlord's consent (a) to any entity resulting from a consolidation, merger or reorganization by or with Tenant; (b) to any parent, subsidiary or affiliate of Tenant; or (c) to any purchaser of all or substantially all of the assets of Tenant.

           (b) Every such sublease shall recite that it is subject and subordinate to the provisions of this Lease and the termination or cancellation of this Lease shall constitute a termination or cancellation of every such sublease. In the event Tenant receives from a subtenant a total minimum rent in excess of that payable by Tenant pursuant to Section 3 hereof, or additional rent in excess of that payable pursuant to this Lease, Tenant shall be permitted to deduct from such excess or additional rent its costs for legal fees, brokerage commissions and tenant improvements incident to completing any such sublease. Tenant shall pay all such excess minimum rent and additional rent to Landlord at the times when such sums are paid to Tenant. In the event of an assignment, if Tenant receives a payment for the assignment, which is in excess of the minimum and additional rent hereunder, such payment shall be paid to Landlord.

           (c) Landlord shall not withhold its consent to a subletting of all or a portion of the Demised Premises, for general office purposes only, provided that:

               (i) the subleasing shall not conflict with a commitment made by Landlord to another tenant of the Building restricting the uses permitted therein (provided, however, that Landlord shall, within fifteen (15) days after request by Tenant, from time to time furnish to Tenant a list of such commitments designating the tenants benefiting therefrom, and Tenant may, at any time within thirty (30) days after the furnishing of said list, enter into a sublease otherwise permitted hereunder without regard to a commitment made by Landlord not reflected in such list);

               (ii) the proposed subtenant shall not then be occupying other space in the Building (unless the proposed user requires additional space which Landlord shall be unable to provide, in which case the subletting may be made as to the additional space only, unless Tenant assumes such user's existing lease);

               (iii) the proposed user shall not be a governmental or quasi-governmental agency (or non-profit or charitable agency) or any other similar use which is visited by the general public for the purpose of using such agency's service; and

               (iv) the proposed user shall be of a character, and shall be engaged in a business, in keeping with the high commercial standards applied by Landlord to the Building.

               (v) the proposed user shall demonstrate adequate financial strength to perform its obligations under the sublease.

     10. Fire or Other Casualty. In the event of damage to the Demised Premises or those portions of the Building providing access or essential services thereto, by fire or other casualty, Landlord shall at its expense cause the damage to be repaired to a condition as nearly as practicable to that existing prior to the damage, with reasonable speed and diligence. Landlord shall not, however, be obligated to restore or rebuild the Demised Premises to a condition in excess of its condition prior to the installation of the work provided for in
Section 5 hereof, provided however, Landlord shall contribute to any such restoration a sum equal to its contribution for improvements set forth in
Section 5(c) to the extent actually paid by Landlord. To the extent and for the time that the Demised Premises are thereby rendered untenantable, the rent (including any additional rent) shall proportionately abate. In the event the damage shall involve the Building generally and shall be so extensive that Landlord shall decide not to repair or rebuild the Building, or if any mortgagee of the Building shall not permit the application of adequate insurance proceeds for repair or restoration, or if the casualty shall not be of a type insured against under standard fire policies with extended type coverage, this Lease shall, at the option of Landlord, exercisable by written notice to Tenant given within thirty (30) days after Landlord is notified of the casualty and of the extent thereof, be terminated as of a date specified in such notice (which shall not be more than thirty (30) days thereafter), and the rent (taking into account any abatement as aforesaid) shall be adjusted to the termination date and Tenant shall thereupon promptly vacate the Demised Premises.

     11.  Liability.
           (a) Damage in General. Each party hereto agrees that neither Tenant nor Landlord, its building manager, and their respective directors, officers, employees and agents, shall be liable to each other, and each party hereby releases the other, for any personal injury or damage to or loss of personal property in or about the Demised Premises or Building from any cause whatsoever unless such damage, loss or injury results from the negligence or wrongful act of this other party, its building manager, or their directors, officers, employees or agent. Neither Tenant nor Landlord and its building manager, and their respective directors, officers, employees and agents shall be liable to each other for any such damage or loss whether or not such damage or loss results from negligence, to the extent the damaged party is compensated therefor by insurance.
           (b) Indemnity. Each party hereto shall defend, indemnify and save harmless the other party and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against the other party and/or its agents by reason of any of the following which shall occur during the term of this Lease, or during any period of time prior to the Commencement Date hereof when Tenant may have been given access to or possession of all or any part of the Demised Premises:
          (1) any work or act done negligently or wrongfully in, on or about the Demised Premises or any part thereof at the direction of a party, its agents, contractors, subcontractors, servants, employees, licensees or invitees;
          (2) any negligence or other wrongful act or omission, in or about the Building or any part thereof, on the part of either party or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;
          (3) any accident, injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof, unless caused by the negligence of the other party, its employees or agents; and
          (4) any failure on the part of either party to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

     12. Eminent Domain. If any part of the Building shall be taken or condemned for a public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all right of the Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession of the Demised Premises shall vest in the condemning authority, this Lease shall cease and terminate with rent adjusted to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

     13. Insolvency. (i) The appointment of a receive or trustee to take possession of all or a substantial portion of the assets of Tenant, or (ii) an assignment by Tenant for the benefit of creditors, or (iii) the institution by or against Tenant of any proceedings for bankruptcy or reorganization under any state or federal law (unless, in the case of involuntary proceedings, the same shall be dismissed within sixty (60) days after institution), or (iv) any execution issued against a significant portion of the assets of Tenant or against Tenant's leasehold interest hereunder which is not stayed or discharged at least twenty (20) days prior to a scheduled execution sale, shall constitute a breach of this Lease by Tenant. Landlord, in the event of such a breach, shall have, without need of further notice, the rights enumerated in Section 14 herein.

     14.  Default.
          (a) Events of Default. If Tenant shall fail to pay rent or any other sum payable to Landlord hereunder when due, and such default shall continue uncured for more than ten (10) days after receipt of written notice thereof, or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within thirty (30) days (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure) after written notice thereof by Landlord, or if any of the events specified in Paragraph 13 hereof occur, or if Tenant vacates or abandons the Demised Premised during the term hereof or removes or manifests an intention to remove any substantial portion of Tenant's goods or property therefrom other than in the ordinary and usual course of Tenant's business, then, and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:
          (1) upon ten (10) days' notice to Tenant, declare to be immediately due and payable, on account of the rent and other charges herein reserved for the balance of the term of this Lease (taken without regard to any early termination of said term on account of default), a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided, and/or
          (2) whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least thirty (30) days' notice to Tenant, and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.
          (b) Accelerated Rent Component. For purposes hereof, the Accelerated Rent Component shall mean the aggregate of:
          (1) all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;
          (2) the minimum rent reserved for the then entire unexpired balance of the term of this Lease (taken without regard to any early termination of the term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component, discounted to present value at the then existing prime rate of CoreStates Bank, N.A., Philadelphia; and
          (3) Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of additional rent to accrue pursuant to the provisions of Section 4 hereof shall be less than the amount which would be due of each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default) discounted to present value at the then existing prime rate of CoreStates Bank, N.A. Philadelphia.
          (c) Additional Remedies. Landlord shall have the following additional remedy in the event of default:
          (1) Re-entry. In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may, without further notice, enter upon and repossess the Demised Premises, by summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and provisions (which may include concessions or free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Demised Premises.

          (d) Continuing Liability. Tenant shall, with respect to all periods of time up to and including the expiration of the term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord a follows:

          (1) In the event of termination of this Lease on account of Tenant's default or breach, Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commissions, operating and reasonable legal expenses and fees, alteration costs and expenses of preparation for reletting) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable to Landlord monthly upon presentation to Tenant of a bill for the amount due.
          (2) In the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord, and any amount due to Landlord shall be payable monthly upon presentation to Tenant of a bill for the amount due.
          (e) Limitation on Accelerated Rent Component. If Landlord declares the Accelerated Rent Component to be due as herein provided and Landlord relets the Demised Premises, said Accelerated Rent Component shall be reduced by the net proceeds of such reletting actually collected by Landlord, either by rebate to Tenant (if the Accelerated Rent Component has been paid) or, if the Accelerated Rent Component has not been paid, by credit in any proceedings pending against Tenant for the recovery of the Accelerated Rent Component.
          (f) No Duty to Relet. Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to Collect any rent due upon a reletting.
          (g) Additional Rights. As an alternative remedy of Landlord in the event of termination of this Lease by Landlord following any breach or default by Tenant, Landlord, at its option, shall be entitled to recover damages for such breach in an amount equal to the Accelerated Rent Component (determined from and after the date of Landlord's election under this subsection (g)) less the fair rental value of the Demised Premises for the remainder of the term of this Lease (taken without regard to the early termination), and such damages shall be payable by Tenant upon demand.

          (h) Bankruptcy. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain as damages incident to a termination of this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved.
          (i) Waiver of Defects. Tenant waives the rights to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, and agrees that ten (10) days' notice shall be sufficient in any case where a longer period may be statutorily specified.
          (j) Overdue Payments. If rent or any other sum due from Tenant to Landlord shall be overdue for more than fifteen (15) days after notice from Landlord, it shall thereafter bear interest at the rate of fifteen percent (15%) per annum, (or, if lower, the highest legal rate), until paid.
          (k) If Landlord shall default on any obligation, condition, or other term of this lease and such default shall continue uncured for more than ten
(10) days after written notice thereof or such longer period as is reasonably necessary to cure such default (provided such care is diligently commenced and prosecuted), Tenant may cure the default and deduct the cost thereof against rent subsequently accruing under this Lease.

     15. CONFESSION OF JUDGMENT FOR MONEY. TENANT COVENANTS AND AGREES THAT IF THE RENT AND/OR ANY OTHER SUMS PAYABLE BY TENANT UNDER THIS LEASE (INCLUDING ALL ACCELERATIONS OF RENT PERMISSIBLE UNDER THE PROVISIONS OF THIS LEASE) SHALL REMAIN UNPAID FIVE (5) DAYS AFTER THE SAME IS REQUIRED TO BE PAID, LANDLORD MAY CAUSE JUDGMENT TO BE ENTERED AGAINST TENANT, AND FOR THAT PURPOSE TENANT HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF THE COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT AND AGREES THAT LANDLORD MAY COMMENCE AN ACTION PURSUANT TO PENNSYLVANIA RULES OF CIVIL PROCEDURE NO. 2950 ET SEQ. FOR THE RECOVERY FROM TENANT OF ALL RENT HEREUNDER (INCLUDING ALL ACCELERATIONS OF RENT PERMISSIBLE UNDER THE PROVISIONS OF THIS LEASE) AND FOR ALL OTHER SUMS PAYABLE BY TENANT UNDER THIS LEASE, AS WELL AS FOR INTEREST AND COSTS, TOGETHER WITH AN ATTORNEY'S COMMISSION OF FIVE PERCENT (5%) OF THE FULL AMOUNT OF LANDLORD'S CLAIM AGAINST TENANT.

NEITHER THE RIGHT TO INSTITUTE AN ACTION PURSUANT TO PENNSYLVANIA RULES OF CIVIL PROCEDURE NO. 2950 ET SEQ. NOR THE AUTHORITY TO CONFESS JUDGMENT GRANTED HEREIN SHALL BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, BUT SUCCESSIVE COMPLAINTS MAY BE FILED AND SUCCESSIVE JUDGMENTS MAY BE ENTERED FOR THE AFOREDESCRIBED SUMS FIVE (5) DAYS OR MORE AFTER THEY BECOME DUE AS WELL AS AFTER THE EXPIRATION OF THE ORIGINAL TERM AND/OR DURING OR AFTER EXPIRATION OF ANY EXTENSION OR RENEWAL OF THIS LEASE.

     16. CONFESSIONS OF JUDGMENT FOR POSSESSION OF REAL PROPERTY. TENANT COVENANTS AND AGREES THAT IF THIS LEASE SHALL BE TERMINATED (EITHER BECAUSE OF CONDITION BROKEN DURING THE TERM OR WHEN THE TERM SHALL HAVE EXPIRED), LANDLORD MAY CAUSE A JUDGMENT IN EJECTMENT TO BE ENTERED AGAINST TENANT FOR POSSESSION OF THE DEMISED PREMISES, AND AGREES THAT LANDLORD MAY COMMENCE AN ACTION PURSUANT TO PENNSYLVANIA RULES OF CIVIL PROCEDURE NO. 2970 ET SEQ. FOR THE ENTRY OF AN ORDER IN EJECTMENT FOR THE POSSESSION OF REAL PROPERTY, AND TENANT FURTHER AGREES THAT A WRIT OF POSSESSION PURSUANT THERETO MAY ISSUE FORTHWITH, FOR WHICH AUTHORIZATION TO CONFESS JUDGMENT AND FOR THE ISSUANCE OF A WRIT OR WRITS OF POSSESSION PURSUANT THERETO, THIS LEASE, OR A TRUE AND CORRECT COPY THEREOF, SHALL BE SUFFICIENT WARRANT. TENANT FURTHER COVENANTS AND AGREES, THAT IF FOR ANY REASON WHATSOEVER, AFTER SAID ACTION SHALL HAVE BEEN COMMENCED THE ACTION SHALL BE TERMINATED AND THE POSSESSION OF THE DEMISED PREMISES HEREUNDER SHALL REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS ABOVE SET FORTH TO COMMENCE SUCCESSIVE ACTIONS FOR POSSESSION OF REAL PROPERTY AND TO CAUSE THE ENTRY OF SUCCESSIVE JUDGMENTS BY CONFESSION IN EJECTMENT FOR POSSESSION OF THE DEMISED PREMISES.

     17.  Subordination.

          (a) General. This Lease is and shall be subject and subordinate to all ground or underlying leases of the entire Building and to all mortgages which may now or hereafter be secured upon the Building and/or Land, and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect confirmation of such attornment. If Landlord shall so request, Tenant shall send to any mortgagee or ground lessor of the Building designated by Landlord, a copy of any notice given by Tenant to Landlord alleging a material breach by Landlord in its obligations under this Lease. Landlord agrees to use its best efforts to obtain from its current and future mortgage lenders a standard form of a Subordination, Non-Disturbance and Attornment Agreement in favor of Tenant.
          (b) Rights of Mortgagee. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder or each such mortgage and ground lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice (which reasonable period shall in no event be less than the period (the Landlord's Cure period") to which Landlord would be entitled, under this Lease or otherwise, after similar notice, to effect such remedy).

     18. Reservations in Favor of Landlord. All walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surfaces thereof, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as reasonable access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

     19. Notices. All bills, statements, notices or other communications given hereunder shall be deemed sufficiently given or rendered only if in writing and sent by registered or certified mail, postage prepaid, as follows:

         If to Tenant:
         i-frontier corp.
         417 North Eighth Street
         Philadelphia, PA 19123
         Attn:  President

         With a copy to:
         Robert J. Borghese
         Borghese Law Firm
         1515 Market Street, 9th Floor
         Philadelphia, PA 19102

         If to Landlord:
         417 North Eighth Street Associates
         642 N. Broad Street
         Philadelphia, PA 19130

or to such other person or place as a party may designate by notice as aforesaid. Notice by mail shall be deemed given on the third business day following deposit in the mail. Notices requesting after-hours Building services may be given, in writing, by Tenant to the Building superintendent designated by Landlord for such purposes.

     20. Holding Over. Should Tenant wrongfully continue to occupy the Demised Premises after expiration of the term of this Lease or any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limitation on any of Landlord's rights or remedies therefor) be one at sufferance from month to month at a minimum monthly rent equal to one and one half times the total rent and additional rent payable for the last month of the term of this Lease prior to the holdover. The foregoing right to recover one and one half times the rent shall not apply if Tenant shall experience any unavoidable delay in moving due to strikes, accidents or acts of God.

     21. Waiver of Subrogation. Each party hereto waives any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease or any extension or renewal thereof for any and all loss of, or damage to any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is recovered under an insurance policy or policies and to the extent that such policy or policies contain provisions permitting such waiver of claims, or to the extent such loss or damage is customarily insured against by prudent landlords or tenants of similar buildings and is available at regular rates under policies permitting such waiver of claims. Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefor, the party which would benefit from the provision shall have the option to pay such additional premium in order to obtain such benefit.

     22. Rent or Lease Tax. If, during the term of this Lease or any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Demised Premises (including Philadelphia Business Use and Occupancy Tax) or upon the amount of rentals collected therefore (including any gross receipts taxes), Tenant will pay each month, as additional rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord.

     23. Prior Agreements, Amendments. This Lease constitutes the entire agreement between the parties relating to the subject matter contained herein. Neither party hereto has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promise which, by its express terms, is intended to supplement the terms hereof. This Lease supersedes all prior negotiations, agreements, informational brochures, letters, promotional information and other statements and materials made or furnished by Landlord or its agents. No agreement hereinafter made shall be effective to change, modify discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     24. Captions. The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

     25. Mechanic's Liens. Tenant shall, within twenty (20) days after notice from Landlord, discharge or provide statutorily required bonding of any mechanic's lien for material or labor claimed to have been furnished to the Demised Premises on Tenant's behalf (except for work contracted for by Landlord) and shall indemnify, defend and hold harmless Landlord from any loss incurred in connection therewith.

     26. Landlord's Right to Cure. Landlord may (but shall not be obligated), on fifteen (15) days' notice to Tenant (except that no notice need be given in case of emergency) cure on behalf of Tenant any default (after Tenant's right to cure has lapsed and Tenant has failed to effect a cure) hereunder by Tenant, and the cost of such cure (including any attorney's fees incurred) shall be deemed additional rent payable upon demand.

     27. Public Liability Insurance. Tenant shall at all times during the period in which it has any occupancy rights in the Demised Premises, maintain in full force and effect comprehensive public liability insurance, naming Landlord and its managing agent as additional insured (but only to the extent Landlord is indemnified pursuant to Paragraph 11 hereof), covering injury to persons in amounts at least equal to $1,000,000 per accident, and damage to property of at least $500,000, occurring in or about the Demised Premises. Tenant shall lodge with Landlord duplicate originals or certificates of such insurance at or prior to the date Tenant shall make any entry into the Demised Premises, together with evidence of paid up premiums, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration. Tenant agrees to notify Landlord within five (5) days of receipt from its insurers under such policies of notice that any policy will be canceled or amended.

     28. Estoppel Statement. Tenant or Landlord shall from time to time, within ten (10) days after request by the other, execute, acknowledge and deliver to the other a statement, which may be relied upon by the other or any proposed assignee or subtenant of the other's interest in this Lease or any existing or proposed mortgagee or ground lessor, certifying that this Lease in unmodified and in full force and effect (or that the same is in full force and effect as modified, listing the instruments of modification), the dates to which rent and other charges have been paid, and whether or not, to the best of the certifying party's knowledge, the other is in default hereunder or whether the certifying party has any claims or demands against the other (and, if so, the default, claim and/or demand shall be specified).

     29. Brokers. Tenant and Landlord represent and warrant to each other that they have not dealt with any broker or agent in the negotiation for or the obtaining of this Lease other than The Flynn Company and M.S. Fox Real Estate Group, Inc. for whose commissions Landlord shall be solely responsible, and each agrees to indemnify and hold harmless the other from any and all cost or liability for compensation claimed by any broker or agent employed by it or claiming to have been engaged by it in connection with this Lease.

     30.  Certain Meanings; Limitation of Liability.

          (a) Tenant. The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant (and in such case the liability of such tenants shall be join and several), and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its successors and assigns, provided that this Lease shall not inure to the benefit of any assignee or successor of Tenant except upon the terms set forth in Section 9 of this Lease.

          (b) Landlord; Mortgagees. The term "Landlord" as used in the Lease means the fee owner of the Building or, if different, the party holding and exercising the right, as against all others (except space tenants of the Building) to possession of the entire Building. Landlord above-named represents that it is the holder of such rights as of the date hereof. In the event of the voluntary or involuntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of the Landlord hereunder which shall thereafter accrue. The liability of Landlord and its successors in interest, under or with respect to this Lease, shall be strictly limited to and enforceable only out of its or their interest in the Building and Land, and shall not be enforceable out of any other assets. No mortgagee or ground lessor which shall succeed to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall: (i) be liable for any previous act or omission of a prior Landlord, (ii) be subject to any rental offsets or defenses against a prior Landlord, (iii) be bound by any amendment of this Lease made subsequent to the date of such mortgage or ground lease without its written consent, or by payment by Tenant of rent in advance in excess of one (1) month's rent, (iv) be liable for any security not actually received by it, or (v) be liable for any initial construction of the improvements to be made to the Demised Premises. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

     31.  Miscellaneous.

          (a) Non-Waiver. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions, or obligations of this Lease, or to exercise any right, remedy or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment in the future of such performance or exercise, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

          (b) Partial Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the correct minimum rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

          (c) Partial Invalidity. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          (d) Common Facilities. Tenant and its agents, employees and invitees, shall have the right to use, in common with all others granted such rights by Landlord, in a proper and lawful manner, the common walkways and sidewalks on the Land, the common entranceways and lobbies furnishing access to the Demised Premises. Such use shall be subject to such reasonable rules, regulations and requirements as Landlord may from time to time prescribe with respect thereto.

          (e) Construction. This Lease shall be governed in all respects by the laws of the Commonwealth of Pennsylvania.

          (f) Memorandum. Tenant may, at its expense, record a memorandum of this Lease in form and substance reasonably satisfactory to counsel for Landlord and Tenant.

     32. Quiet Enjoyment. Tenant, upon payment of the rent and performance of all obligations imposed under this Lease, shall have the peaceful and quiet enjoyment of the Demised Premises without hindrance or disturbance by Landlord or those claiming by, through, or under Landlord, subject however to the terms of the Lease and to any mortgage or ground lease which is superior to this Lease. Landlord agrees that it will secure a permanent certificate of occupancy prior to the expiration of any temporary certificate of occupancy secured for the Demised Premises, unless the inability to secure such permanent certificate is due to act or neglect of Tenant.

     33. Security Deposit. Upon the execution of this Lease, Tenant agrees to deposit with Landlord a Security Deposit in the amount of $34,571.17.

     Landlord shall hold the Security Deposit for the faithful performance of all the terms and conditions of this Lease, it being understood that Tenant shall in no event be entitled to any interest accrued or accruing thereon. Should the Tenant default under any of the terms and conditions of this Lease, Landlord shall have the right, at Landlord's option at any time and from time to time, to apply the Security Deposit or any part thereof, for the purpose of curing any such default or for the purpose of reimbursing Landlord for any damage or costs occasioned by such default, without affecting any other rights or remedies reserved by Landlord under the terms of this Lease.

     If the Security Deposit, or any part thereof, is so applied by Landlord, Tenant shall, within five (5) days after demand by Landlord, deposit additional funds with Landlord to restore Security Deposit to its original amount, and failure to do so shall constitute a default under this Lease.

     If the Tenant shall have faithfully lived up to all of the terms and conditions of this Lease, the Security Deposit shall be refunded to Tenant at the expiration or sooner determination of this Lease; provided, however, that Tenant first shall have vacated the Premises and surrendered possession thereof to Landlord by delivery of keys, in accordance with this Lease.

     Nothing herein contained shall require Landlord to hold the Security Deposit as a trust fund, nor establish any relationship between Landlord and Tenant other than that of debtor and creditor with respect to the Security Deposit.

     If Landlord shall assign or otherwise transfer its interest in this Lease, Landlord shall have the right, at any time and without notice to Tenant, to transfer the Security Deposit to the assignee or other transferee of such interest (with like the right of transfer to any assignee or other transferee) and upon such transfer, Landlord shall be released and relieved from all liability and/or responsibility with respect thereto.

     34.  Environmental Matters.

          (a) Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Building or permit Tenant's employees, agents, contractors or other occupants of the Demised Premises to engage in such activities upon or about the Building. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Demised Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Demised Premises under the permitted uses set forth in Section 1, provided: (i) such substances shall be used and maintained only in such quantities as are reasonably necessary for such Permitted Use of the Demised Premises, strictly in accordance with Governmental Regulations as hereinafter defined, and the manufacturer's instructions therefor, (ii) such substances shall not be disposed of, released or discharged on the Building, and shall be transported to any from the Demised Premises in compliance with all Governmental Regulations and as Landlord shall reasonably require, (iii) if any Governmental Regulations or Landlord's trash removal contractor require that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal concurs frequently enough to prevent unnecessary storage of such substances in the Demised Premises, and (iv) any remaining such substances shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.

          (b) Tenant shall promptly notify Landlord of (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Demised Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Demised Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Demised Premises, and (iv) any matters where Tenant is required by Governmental Regulations to give notice to any governmental or regulatory authority respecting any Hazardous Material on the Demised Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Demised Premises initiated in connection with any environmental, health or safety Governmental Regulations. At such time as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Demised Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Governmental Regulations. The term "Hazardous Material" for purposes hereof shall mean any chemical, substances, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state, or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

          (c) If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Demised Premises, or their employees, agents or contractors, on or about the Building in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with Governmental Regulations clean up and remove the Hazardous Material from the affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. Notwithstanding any other provisions of this Lease, if Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Governmental Regulations or in order to minimize any hazard to persons or property, may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at

Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable law). If any Hazardous Material is released, discharged or disposed of on or about the Building and such release, discharge or disposal is not caused by Tenant or other occupants of the Demised Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Section 10 to the extent that the Demised Premises or common areas serving the Demised Premises are affected thereby, in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Section 10.

          (d) Landlord represents and warrants that all Hazardous Materials that could be identified by environmental experts have been removed from the Building, except for lead based paint. Landlord has no knowledge of any Hazardous Material in the Building other than those identified by environmental experts.

     35. Parking. Tenant shall have the right to lease nineteen parking spaces to be located in Landlord's lot adjacent to the Building. The rate for each such space is currently $55.00 per space per month. The rate on such spaces will increase based on the increase in maintenance and operating costs and taxes attributable to the parking area. All the conditions of this Lease applicable to the Demised Premises shall also apply to the parking spaces. In the course of operating the parking lot, Landlord does not take car keys of Tenants, its employees and invitees, and does not accept possession or control of the automobiles of Tenant, its employees and invitees. Landlord is not responsible for any loss or damage to the automobiles of Tenant, its employees and invitees, or their contents.

     36.  Right of First Offer.

          (a) In the event that, from time to time after Tenant has occupied the entire Demised Premises, Landlord shall propose to offer any of the space in the Building to a prospective tenant (which shall not include any existing tenant which is occupying the space to be offered), then Landlord shall first give notice (the "Offer Notice") to Tenant notifying Tenant of such intention, designating the portion of the Building which Landlord intends to so offer and specifying the terms upon which Landlord intends to offer the space. Upon the giving of an Offer Notice by Landlord, Tenant shall thereupon have an option (a "Right of First Offer"), exercisable by written notice (an "Acceptance Notice") given to Landlord not later than ten
(10) days after the receipt of the Offer Notice, to lease all (but not less than all) of the designated First Offer Space on the terms and conditions specified in the Offer Notice and as hereinafter provided.

          (b)   If Tenant elects to lease the First Offer Space:

               (i) All of the terms and conditions of this Lease shall apply to the First Offer Space, except to the extent that such terms are inconsistent with the terms set forth in the Offer Notice, and as otherwise provided herein, so that the First Offer Space shall become part of the Demised Premises.

               (ii) The date for the commencement of the term as to such First Offer Space will be (A) with respect to First Offer Space which has been previously leased to others, the day immediately following the expiration of the previous lease, or (B) with respect to space which is not leased to others, five (5) days after the Acceptance Notice is given to Landlord;

          (c) In the event that Tenant does not exercise its Right of First Offer for any designated First Offer Space, then Tenant shall have no further rights or claims as to such First Offer Space and Landlord shall be free to offer the First Offer Space to any third party upon terms which are not substantially different from those specified in the Offer Notice.

Notwithstanding the foregoing, Tenant's Right of First Offer shall be reinstated in the event that Landlord has not entered into a lease therefore with another Tenant by a date five (5) months after the date of Landlord's Offer Notice.

Tenant's failure or refusal to exercise a Right of First Offer shall not affect Landlord's obligation or Tenant's ability to exercise its Right of First Offer on any other space in the Building.

          (d) Upon the occurrence of an event of default under this Lease, Tenant's Right of First Offer shall terminate, and thereafter Landlord shall have no further obligation to offer the First Offer Space to Tenant until such event of default has been cured.

     37. Landlord's Warranties and Covenants. Landlord represents and warrants to Tenant that it is the sole owner in fee simple of the Building of which the Demised Premises is a part, in its entirety, other than sidewalks and driveways that are public property; that no mortgages, deeds of trust, or liens or encumbrances of any nature presently encumber Landlord's title to the Premises except as set forth in Exhibit "D" attached hereto and incorporated herein by reference; that none of said encumbrances shall prohibit or impede the use of the Demised Premises as contemplated herein or create any financial obligation on the part of Tenant except as expressly set forth herein; that Landlord has the full right, power and authority to enter into this Lease and make the agreements contained herein on its part to be performed; that the execution, delivery and performance of this Lease has been duly authorized by Landlord; that the Lease constitutes the valid and binding obligation of Landlord, enforceable in accordance with its terms; that the making of this Lease and the performance thereof will not violate any present zoning laws or ordinances or the terms or provisions of any mortgage, lease or other agreement to which Landlord is a party or under which Landlord is otherwise bound, or which restricts Landlord in any way with respect to the use or disposition of the Demised Premises; that the Demised Premises are presently in material compliance with any and all applicable laws, including without limitation, any laws pertaining to hazardous materials or environmental matters and material provisions of the Americans with Disabilities Act of 1990 and similar state laws; that the Demised Premises are presently zoned for general office use seven days per week, 24 hours a day, as contemplated in the Lease; and that the Demised Premises presently include full, legal access to one or more dedicated public rights-of-way. In no event shall Landlord construct any new improvement, alter any existing improvement on the Demised Premises or take any other action or allow any similar action to be taken on the Demised Premises or on adjacent property owned, leased or controlled by Landlord, which materially interferes with (a) access to the Demised Premises; (b) the conduct of Tenant's business on the Demised Premises; or (c) the number of parking spaces available to Tenant.

     38.  Option to Renew.

          (a) Tenant is granted the right and option to extend the Term of this Lease for one (1) additional period of three (3) years, with such extended period of the term to commence upon the expiration of the previously effective period of the term provided that:
          (i) Such option must be exercised, if at all, by notice from Tenant to Landlord given at least 180 days prior to the expiration of the initial term of this Lease; and
          (ii) At the time of exercise of option, this Lease shall be in full force and effect and there shall exist no default by Tenant which remains uncured beyond any applicable period of grace.
          (b) In the event the foregoing option is effectively exercised, all the terms, provisions and conditions contained in this Lease shall continue to apply except that:
          (i) There shall be no further right of renewal beyond the renewal option hereinabove specified; and
          (ii) During the extended period of the Term the minimum rent for the additional three (3) years shall be at the annual rate of $12.00 per rentable square foot in the Demised Premises. Accordingly, the Minimum Annual Rent in the extended period shall be $228,000.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first mentioned above written.

                                 TENANT:

(Corporate Seal)                 i-frontier corp.

                                 BY: /s/ Bradley Aronson
                                          PRESIDENT

                                 ATTEST: /s/ Bradley Aronson
                                              SECRETARY

                                 LANDLORD:

                                 417 NORTH EIGHTH STREET ASSOCIATES
                                 by P&A Associates its sole general partner

                                 BY: /s/ Peter Shaw
                                        GENERAL PARTNER

                                  EXHIBIT "A"

                                   EXHIBIT "B"

                          LEGAL DESCRIPTION OF PROPERTY

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, SITUATE in the 5th Ward of the City of Philadelphia, described according to a Plan of Property made for Brown and Bailey Company, a Pennsylvania Corporation by Ben H. Joseph, Surveyor and Regulator of the 3rd District, dated December 5, 1956, and further described as follows, to wit:

BEGINNING at the intersection of the Northerly side of Willow Street (30 feet wide) with the Westerly side of Franklin Street (50 Feet wide); thence extending North 86 degrees 20 minutes 28 seconds West along the Northerly side of Willow Street 109 feet 11 inches to a point; thence extending North 6 degrees, 4 minutes, 43 seconds East 86 feet 7-3/4 inches to a point; thence extending North 85 degrees 49 minutes 41 seconds West 128 feet 1/8 of an inch to a point on the Easterly side of 8th Street (43 feet wide), which at that point is a distance of 88 feet 3-3/8 inches measuring Northwardly along the said side of 8th Street from the Northerly side of Willow Street; thence extending North 4 degrees 10 minutes 19 seconds East along the Easterly side of 8th Street 150 feet to a point on the Southerly side of an alley 2 feet 6 inches wide; thence extending South 85 degrees 49 minutes 41 seconds East partly along the Southerly side of the said 2 feet 6 inches wide alley 133 feet 1/8 of an inch to a point; thence extending South 6 degrees 4 minutes 43 seconds West 67 feet 10-5/8 inches to a point; thence extending South 85 degrees 3 minutes 17 seconds East partly through a wall 104 feet 3-5/8 inches to a point along the Westerly side of Franklin Street; thence extending South 4 degrees 10 minutes 19 seconds West along the Westerly side of Franklin Street 166 feet 4-1/4 inches to the first mentioned intersection and place of beginning.

ALSO ALL THAT CERTAIN lot or piece of ground, SITUATE in the 5th Ward of the City of Philadelphia described as follows, to wit:

BEGINNING at a point on the Westerly side of Willow Street (30 feet wide) which point is measured Southwestwardly along the said Northeasterly side of Willow Street the distance of 138 feet 6-

1/2 inches more or less from a point of intersection formed by the said Northeasterly side of Willow Street and the Northwesterly side of 7th Street (50 feet wide) thence extending from said point of beginning Southwestwardly along the said Northeasterly side of Willow Street the distance of 24 feet 10-5/8 inches more or less to a point; thence Northeastwardly 166 feet 4 inches more or less to a point; thence Northwestwardly 105 feet more or less to a point; thence Northeastwardly 67 feet 10-5/8 inches more or less to a point on the Southwesterly end of a Three feet wide alley which leads Northeastwardly; thence Southeastwardly crossing the said Southwesterly end of the 3 feet wide alley 127 feet 0-1/4 inches more or less to a point; thence Southwestwardly 233 feet 2-7/8 inches more or less to a point on the said Northeasterly side of Willow Street, being the first mentioned point and place of beginning.

ALL THAT CERTAIN lot or piece of ground, SITUATE in the 5th Ward of the City of Philadelphia, described according to a Survey and Plan of Properties made for Phillips and Jacobs, Inc., and Somerset Knitting Mills by Harry E. O'Keefe, Sr., Acting Surveyor and Regulator of the 3rd District, dated November 26, 1974, to wit:

BEGINNING at a point on the Northerly side of Willow Street (30 feet wide) measured South 88 degrees 45 minutes 31 seconds West along the said Northerly side of Willow Street the distance of 9 feet 1/2 inch from an angle point which angle point is measured South 88 degrees 55 minutes 41 seconds West along the said Northerly side of Willow Street the distance of 113 feet 5-1/4 inches from the Westerly side of 7th Street (50 feet wide); thence extending South 88 degrees 45 minutes 31 seconds West along the said Northerly side of Willow Street the distance of 16 feet 7/8 inches to a point; thence North 4 degrees 10 minutes 32 seconds East 233 feet 2-7/8 inches to a point; thence South 85 degrees 49 minutes 28 seconds East 16 feet 0 inches to a point; thence South 4 degrees 10 minutes 32 seconds West 231 feet 8-5/8 inches to a point on the said Northeasterly side of Willow Street being the first mentioned point and place of beginning.

BEING the same premises which Philadelphia Industrial Development Corporation, a Pennsylvania Corporation and Phillips and Jacobs

Incorporated, a Pennsylvania Corporation, by Deed dated April 20, 1979 and recorded in the Office for the Recording of Deeds in and for the City and County of Philadelphia, Commonwealth of Pennsylvania in Deed Book DCC 1931 page 197, granted and convey unto Philadelphia Authority form Industrial Development, its successors and assigns, in fee.

                                   EXHIBIT "C"

                               RULES & REGULATIONS

Referred to in the Foregoing Lease, and Forming a Part Thereof

     1. The sidewalks, halls, passages, elevators and stairways outside of the Demised Premises shall not be obstructed by any of the tenants, nor used by them for any other purpose than for ingress and egress to and from their respective offices, nor shall they be used as a waiting or lounging place for tenants, tenants' employees or those having business with tenants. The halls, passages, elevators, stairways and roofs are not for the use of the general public, and Landlord retains in all cases the right to control and prevent access to any part of said building, or of any adjoining building, of all persons whose presence, in the judgment of Landlord or Landlord's employees, will be prejudicial to the safety, character, reputation or interests of the building and its Tenants. In case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the building during the continuance of the same by closing the doors or otherwise for the safety of tenants and the protection of property in said building.

     2. The floors, walls, partitions, skylights, windows, doors and transoms that reflect or admit light into passage-ways, or into any place in said building, shall not be covered or obstructed by any of the tenants. The toilet-rooms, water-closets, sinks, and other water apparatus shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, ashes, chemicals, or refuse from electric batteries or other unsuitable substances, shall be thrown or placed therein. Any damage resulting from such misuse or abuse shall be borne and immediately paid by the tenant by whose employees it shall have been caused.

     3. Nothing shall be placed by tenants or their employees on the outside of the building, or on the windows, window-sills or projections.

     4. Each tenant must upon surrendering possession at the termination of the foregoing lease deliver to Landlord all keys of said demised premises, and of water-closets and toilet-rooms appurtenant thereto, and leave the windows and doors in the demised premises in like condition as at the date of said lease.

     5. Landlord retains in all cases the right to prescribe the method and manner in which any merchandise, furniture, iron safe or heavy or bulky object shall be brought in or taken out of the said building, and hours at which the same shall be done, and further retains the right to limit and prescribe the weight, size and proper position thereof, and all damage done to the building by the bringing in or taking out thereof, or by reason of the presence thereof in the building, shall be made good and immediately paid by the tenant by, through or under whom the said damage may have been done. No ironsafe or other heavy or bulky object shall be brought into the building or removed therefrom, except by experienced safe men, movers or riggers, authorized in writing by Landlord. Tenants shall notify the Superintendent of the weight or size of the safe, or other such heavy or bulky object, and arrange with him as to time, method and manner for receiving or delivering the same.

     6. Shades, blinds and curtains installed by any tenant shall be of the material, style, form and color adopted by Landlord for the building, and no tenant shall put up any that do not conform to such standard. Tenants shall have the right to remove such shades, blinds and curtains at the expiration of the lease.

     7. Landlord shall have the right, in person or by agent or agents, to enter any premises at reasonable hours in the day or night on reasonable advanced written notice, to examine the same, or to run telegraph or other electric wires, steam plumbing or other pipes or (without being under any obligation so to do) to make such repairs, additions and alterations as Landlord shall deem necessary for the safety, improvement, preservation or restoration of the said building, or for the safety or convenience of the present or future occupants thereof, and to suspend the supply of light, heat and water during the making of such repairs, additions and alterations, and also to enter and exhibit any premises to be let. In the exercise of any of the above rights Landlord will not unreasonably interfere with Tenant's occupancy and will use its best efforts to minimize any suspension of services above mentioned.

     8. Landlord reserves the right to require that any office shall not be used by tenants or others for an employment agency, or for securing employees other than those to be employed on the demised premises, or for the payment of salaries or wages to employees or persons who are not actually employed in the building.

     9. Tenants, their employees, or others, shall not make or commit any improper noises or disturbances of any kind in the building, smoke in the elevators, mark or defile the elevators, water-closets, toilet-rooms, or the walls, windows, doors or any other part of the building, nor interfere in any way with other tenants or those having business in the building. Subject to the provisions of Section 11(a) and 19 hereof, Tenants shall be liable for all damage to the building done by their employees.

     10. No carpet, rug or other article shall be hung or shaken out of the building, and nothing shall be thrown by the tenants or tenants' employees nor be allowed by them to drop, out of the windows or doors, or down the passages or wells or ventilators of the building; and no tenant shall sweep or throw, or permit to be swept or thrown from the leased premises, any dirt or other substance into any of the corridors or halls, elevators or stairways of said building, or into any of the light-shafts or ventilators thereof, or upon any adjoining building or roof.

     11. Except as provided in the Office Lease, animals shall be kept in or about the premises.

     12. If tenants desire to introduce signaling, telegraphic, telephonic or other wires and instruments, Landlord will direct the electricians as to where and how the same are to be placed, and without such direction, no placing, boring or cutting of wires will be permitted. Landlord retains in all cases the right to require the placing and using of such electrical protecting devices to prevent the transmission of excessive currents of electricity into or through the building, and require the changing of wires and of their placing and arrangements under ground or otherwise as Landlord may direct, and further, to require compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. Notice requiring such changing of wires and their replacing and rearrangement given by Landlord to any company or individual furnishing service by means of such wires to any tenant, shall be regarded as notice to such tenant and shall take effect immediately. All wires used by tenants must be clearly tagged at the distributing boards and junction-boxes and elsewhere in the building, with the number of the office to which said wires lead, and the purpose for which said wires respectively are used, together with the name of the company operating same.

     13. A directory in a conspicuous place on the first floor, with the names of tenants, will be provided by Landlord.

     14. Tenants shall not keep or use or allow to be used on the demised premises any article having an offensive odor, nor any ether, naphtha, phosphorus, benzol, gasoline, benzine, petroleum or any product thereof, crude or refined earth or coal oils, flashlight powder, or other explosive, kerosene, camphene, burning fluid or other illuminating material, except gas, electric light or candles.

     15. Subject to the provisions of Section 33 of the Lease, no tenant and no employees of any tenant shall go upon the roofs of said building or any adjoining buildings, without the written consent of Landlord.

     16. The delivery of towels, ice water, newspapers and other supplies to tenants in the building, will be permitted only under the direction, control and supervision of the Landlord.

     17. The use of any space in the building as sleeping apartments is prohibited.

                                   EXHIBIT "D"

     Mortgage dated April 8, 1999 in the principal amount of $1,200,000 given by 417 North Eighth Street Associates to Bank Philadelphia.

                                       47